Exhibit 99.1

GREAT ELM CAPITAL CORP. EXPANDS ITS SPECIALTY FINANCE FOOTPRINT WITH THE PURCHASE OF A MAJORITY EQUITY INTEREST IN STERLING COMMERCIAL CREDIT

WALTHAM, Mass., February 3, 2022 (GLOBE NEWSWIRE) -- Great Elm Capital Corp. (“we,” “us,” “our,” or “GECC,”) (NASDAQ: GECC), a business development company, today announced that it has acquired a majority equity interest in Sterling Commercial Credit, LLC (“Sterling”) a leading asset-based lender.

Established in 2004, Sterling provides asset-based loans to middle market companies throughout the United States. The Sterling team has been active in the commercial finance industry for over 30 years.

Transaction Details
GECC is purchasing a majority ownership position in Sterling for $7.54 million, consisting of $4.94 million in cash and $2.60 million in GECC shares issued at GECC’s net asset value (NAV). In connection with the transaction, GECC is also providing subordinated debt to Sterling. The majority of the proceeds from the transaction will be retained by Sterling to help support the growth of the business.

Founder and CEO Edwin Small will continue to lead the business and will maintain an equity interest. Michael Keller, President of Great Elm Specialty Finance, will become Chairman of Sterling’s board of managers.

Sterling Commercial Credit was advised in this transaction by Hovde Group.

Management Commentary
Peter A. Reed, GECC’s Chief Executive Officer, stated, “We are pleased to announce the acquisition of a majority interest in Sterling as we continue to build our specialty finance platform. In combination with our portfolio companies Prestige Capital and Lenders Funding, the GECC family of specialty finance businesses has an increasingly broad array of capital solutions to offer to small and mid-sized businesses.”

“This transaction is pivotal for GECC as the Sterling platform allows us the ability to offer ABL Revolvers and one-stop shop financing options for our clients,” according to Michael P. Keller, President of Great Elm Specialty Finance.  “We welcome Edwin and the Sterling team to the Great Elm family and are confident that this purchase will expand our specialty finance footprint and open up a number of new opportunities for us.”

Mr. Small noted, “We are excited to join GECC and believe that this transaction will allow Sterling the ability to offer additional lending products to middle market businesses, and, with GECC’s access to capital, execute on larger transactions.”

About Sterling Commercial Credit
Founded in 2004, Sterling Commercial Credit is a leading provider of asset-based lending solutions to middle market companies across all industries.

About Great Elm Capital Corp.
Great Elm Capital Corp. is an externally managed business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses. Additional information can be found at www.greatelmcc.com.

Cautionary Statement Regarding Forward-Looking Statements
Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock, the performance of GECC’s portfolio and investment manager and risks associated with the economic impact of the COVID-19 pandemic on GECC and its portfolio companies. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Media & Investor Contact:
Investor Relations
investorrelations@greatelmcap.com